SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)
                   December 22, 1997

                MIRAGE RESORTS, INCORPORATED
   (Exact name of Registrant as specified in its charter)

   Nevada                        1-6697           88-0058016
(State or other juris-         (Commission      (IRS Employer
diction of incorporation)        File No.)      Identification No.)

3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (702) 791-7111

                                  N/A
   (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 22, 1997, the Registrant and Boardwalk Casino, Inc., a Nevada corporation ("BCI"), jointly announced that they had entered into an agreement whereby the Registrant will acquire BCI through a merger of a subsidiary of the Registrant with BCI, with BCI becoming a wholly owned subsidiary of the Registrant. BCI stockholders will receive $5 per share in cash pursuant to the merger. Consummation of the merger is subject to a number of conditions, including approval by the stockholders of BCI, the receipt of requisite approvals from gaming regulatory authorities and expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The joint press release issued by the Registrant and BCI is filed as
          Exhibit 20 to this Form 8-K and is incorporated herein by reference and made a part hereof.

Item 7.     Financial Statements and Exhibits.

          (c)    Exhibits.

          2.1 Agreement and Plan of Merger, dated December 22, 1997, among Registrant, Mirage Acquisition
               Sub, Inc. and BCI (without Schedules).
               Incorporated by reference to Exhibit 2 to the
               Schedule 13D, dated December 29, 1997, filed by Registrant with respect to BCI (the
               "Schedule 13D").

          2.2 Agreement, dated December 22, 1997, among Registrant, Diversified Opportunities Group Ltd., Jacobs
               Entertainment Nevada, Inc. and Jeffrey P.
               Jacobs.  Incorporated by reference to Exhibit
               5 to the Schedule 13D.

          2.3 Agreement, dated December 22, 1997, between Registrant and Avis P. Jansen, individually, as executrix of the Estate of Norbert W. Jansen and as trustee ("Trustee") for the Jansen
               Family Trust under an Agreement dated July
               14, 1993 (without Exhibits). Incorporated by reference to Exhibit 3 to the Schedule 13D.

          2.4  Agreement of Purchase and Sale and Joint Escrow
               Instructions, dated as of December 22, 1997, between Restaurant Ventures of Nevada, Inc.
               and Avis Jansen, as Trustee (without
               Exhibits).  Incorporated by reference to
               Exhibit 4 to the Schedule 13D.

          20.  Press Release issued by Registrant and BCI, dated
               December 22, 1997.

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

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         MIRAGE RESORTS, INCORPORATED
                              (Registrant)


Date:  January 6, 1998        By:  /s/STEPHEN A. WYNN
                              Stephen A. Wynn
                              Chairman of the Board, Chief
                              Executive Officer and
                              President


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